Exhibit 99.1
MTS Systems Corporation
14000 Technology Drive
Eden Prairie, MN 55344-2290
Telephone 952-937-4000
Fax 952-937-4515

News Release

MTS Upsizes and Prices Offering of $350 Million of 5.750% Senior Unsecured Notes Due 2027

EDEN PRAIRIE, Minn., July 11, 2019 -- MTS Systems Corporation (NASDAQ: MTSC) (the "Company"), a leading global supplier of high-performance test systems, motion simulators and sensors, today announced that it has upsized and priced its offering of $350 million aggregate principal amount of new 5.750% Senior Unsecured Notes Due 2027 (the "Notes"). The offering was upsized from the previously announced $300 million aggregate principal amount. The settlement of the Notes is expected to occur on or about July 16, 2019, subject to customary closing conditions.

The Company intends to use the net proceeds from the offering to repay the outstanding balance of the senior secured revolving credit facility, to repay a portion of the term loan B facility due in 2023, to pay related transaction fees and expenses, and for general corporate purposes.

The Notes will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law and may not be offered or sold within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof.  Accordingly, the Notes will be offered and sold only to (i) persons reasonably believed to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and (ii) non-"U.S. persons" who are outside the United States (as defined in Regulation S under the Securities Act).

This news release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes.

FORWARD-LOOKING STATEMENTS
This release contains "forward-looking statements" made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties, as well as assumptions, that could cause actual results to differ materially from historical results and those presently anticipated or projected. Words such as "may," "will," "should," "expects," "intends," "projects," "plans," "believes," "estimates," "targets," "anticipates," and similar expressions identify forward-looking statements in other parts of this release. Such statements include, but are not limited to, statements about the timing and impact of the proposed offering, the expected use of proceeds from the offering, and other statements that are not historical facts. These statements are based on the Company's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Risks, uncertainties and assumptions that could cause the Company's actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to, those described in the "Risk Factors" section of the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") and updated in any subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. The reports referenced above are available on the Company's website at www.mts.com or on the SEC's website at www.sec.gov. Forward-looking statements speak only as of the date on which such statements are made, and the Company undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made to reflect the occurrence of unanticipated events or circumstances.

About MTS Systems Corporation
MTS Systems Corporation's testing and simulation hardware, software and service solutions help customers accelerate and improve their design, development and manufacturing processes and are used for determining the mechanical behavior of materials, products and structures. MTS' high-performance sensors provide measurements of vibration, pressure, position, force and sound in a variety of applications. MTS had 3,400 employees as of September 29, 2018 and revenue of $778 million for the fiscal year ended September 29, 2018. Additional information on MTS can be found at: www.mts.com.

INVESTOR RELATIONS CONTACT

Brian Ross
Executive Vice President and Chief Financial Officer
brian.ross@mts.com
(952) 937-4000